Exhibit 10.1

AMENDMENT TO FORBEARANCE AGREEMENT AND AMENDMENT NO. 3 TO LOAN DOCUMENTS

THIS AMENDMENT TO FORBEARANCE AGREEMENT AND AMENDMENT NO. 3 TO LOAN DOCUMENTS (this “Amendment”), is entered into as of April 9, 2009, by and among GVEC RESOURCE IV INC. (“Agent”), as Agent and as a Lender, EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively with Parent, “Borrowers”).

W I T N E S S E T H

WHEREAS, Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated August 20, 2008 (the “First Amendment”), that certain Amendment Number 2 to Loan Documents, dated February 12, 2009 (the “Second Amendment”), and that certain Forbearance Agreement and Amendment No. 3 to Loan Documents, dated March 20, 2009 (the “Third Amendment”) (as further amended, restated, supplemented, or modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to Section 7 of the Third Amendment, on or prior to April 10, 2009, the parties to the Credit Agreement agreed to enter into an amendment to the Credit Agreement to amend the financial covenants set forth in Sections 6.16(a), (b), and (c) of the Credit Agreement;

WHEREAS, the parties to the Credit Agreement wish to obtain additional time to comply with Section 7 of the Third Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Loan Documents as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Third Amendment, as amended hereby.

2.             FORBEARANCE PERIOD.  Agent and Lenders acknowledge that the Forbearance Period is in effect as of the date hereof and agree that until the expiration of the Forbearance Period, it will forbear from exercising their respective default-related rights and remedies against Borrowers, including, but not limited, accelerating the Obligations or terminating any Commitments under the Credit Agreement, solely with respect to the continuation of the Specified Defaults during the Forbearance Period.

3.             AMENDMENT TO THIRD AMENDMENT.  Section 7 of the Third Amendment is hereby amended by deleting the first sentence of Section 7 of the Third Amendment and inserting the following sentence in its place:  “On or prior to April 15, 2009, the parties to the Credit Agreement shall enter into an amendment to the Credit Agreement to amend the financial covenants set forth in Sections 6.16(a), (b), and (c) of the Credit Agreement (the “Fourth Amendment”).”

4.             CONSTRUCTION.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF CALIFORNIA.

5.             ENTIRE AMENDMENT; EFFECT OF AMENDMENT.  This Amendment, and the terms and provisions hereof, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.  This Amendment is a Loan Document.

6.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

7.             MISCELLANEOUS.

(a)           Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

(b)           Upon the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Amendment.

[signatures on next page]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS CORPORATION

By:	/s/ D. John Donovan	By:	/s/ D. John Donovan
Title:	Vice President Finance and Administration	Title:	Secretary and Chief Financial Officer

CXS LARUS CORPORATION		RO ASSOCIATES INCORPORATED

By:	/s/ D. John Donovan	By:	/s/ D. John Donovan
Title:	Secretary and Chief Financial Officer	Title:	Secretary and Chief Financial Officer

CUSTOM COMPONENTS, INC.		ADVANCED CONTROL COMPONENTS, INC.

By:	/s/ D. John Donovan	By:	/s/ D. John Donovan
Title:	Treasurer and Secretary	Title:	Treasurer and Secretary

GVEC RESOURCE IV INC., as Agent and a Lender

		By:	[ILLEGIBLE]
		Title:	Authorized Signatory

		By:	[ILLEGIBLE]
		Title:	Director